EXHIBIT 5.1

OPINION OF DAVIS POLK & WARDWELL LLP

April 11, 2011

Cobalt International Energy, Inc.
Two Post Oak Central
1980 Post Oak Boulevard, Suite 1200
Houston, TX 77056

Ladies and Gentlemen:

We have acted as counsel for Cobalt International Energy, Inc., a Delaware corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (File No. 333-171536) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company of certain securities, including shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) the prospectus included in the Registration Statement (the “Basic Prospectus”), as supplemented by the prospectus supplement dated April 11, 2011 (the “Prospectus Supplement,” and together with the Basic Prospectus, the “Prospectus”) relating to the offering of 31,000,000 shares of Common Stock (the “Shares”) (including 4,650,000 shares subject to the underwriters’ over-allotment option, as described in the Prospectus).

We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we advise you that, in our opinion, when the Shares have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the Prospectus which is a part of the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption “Validity of Securities” in the Prospectus which is a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP